EXHIBIT 16.2

November 1, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Majesco Entertainment Company's statements included under Item 4.01 of its Form 8-K filed on November 1, 2007, and we agree with such statements concerning our firm.

GOLDSTEIN GOLUB KESSLER LLP